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EXHIBIT 5

                     [Letterhead of Messerli & Kramer P.A.]

December 20, 1999

Datalink Corporation
7423 Washington Avenue South
Minneapolis, Minnesota  55439

         Re:      Datalink Corporation. (the "Company")
                  S-8 Registration Statement

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,350,000 shares of Common Stock available for issuance under the Company's 1999 Incentive Compensation Plan and (ii) 250,000 shares of Common Stock available for issuance under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1999 Incentive Compensation Plan and the Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Datalink Corporation's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


/s/ MESSERLI & KRAMER P.A.

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